UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
Washington, D.C. 20549

FORM 8-K

CURRENT REPORT
Pursuant to Section 13 or 15(d)
of The Securities Exchange Act of 1934
Date of Report (Date of earliest event reported): March 31, 2020

NEWS CORPORATION
(Exact name of registrant as specified in its charter)

Delaware	001-35769	46-2950970
(State or other jurisdiction of incorporation)	(Commission File Number)	(IRS Employer Identification No.)

1211 Avenue of the Americas, New York, New York 10036
(Address of principal executive offices, including zip code)

(212) 416-3400
(Registrant's telephone number, including area code)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Securities registered pursuant to Section 12(b) of the Act:

Title of each class	Trading Symbol(s)	Name of each exchange on which registered
Class A Common Stock, par value $0.01 per share	NWSA	The Nasdaq Global Select Market
Class B Common Stock, par value $0.01 per share	NWS	The Nasdaq Global Select Market
Class A Preferred Stock Purchase Rights	N/A	The Nasdaq Global Select Market
Class B Preferred Stock Purchase Rights	N/A	The Nasdaq Global Select Market

Indicate by check mark whether the registrant is an emerging growth company as defined in Rule 405 of the Securities Act of 1933 (§230.405 of this chapter) or Rule 12b-2 of the Securities Exchange Act of 1934 (§240.12b-2 of this chapter).

Emerging growth company ☐

If an emerging growth company, indicate by check mark if the registrant has elected not to use the extended transition period for complying with any new or revised financial accounting standards provided pursuant to Section 13(a) of the Exchange Act. ☐

Item 8.01	Other Events.
On March 31, 2020, News Corporation (the “Company”) issued a press release announcing that it has entered into a definitive agreement to sell the Company’s News America Marketing business (“NAM”) to Charlesbank Capital Partners.  The agreement follows a strategic review of NAM as part of the Company’s ongoing efforts to optimize its portfolio and simplify the structure of the Company.

Under the terms of the agreement, the Company will receive cash consideration of up to approximately $235 million, comprised of $50 million in cash upon closing of the transaction and additional deferred cash payments in an aggregate amount of between $125 million and approximately $185 million, depending on the timing of such payments. The deferred consideration is payable on or before the fifth anniversary of closing. Additionally, the Company has an option to retain up to 15% equity in the business (5% at closing and 10% five-year warrant). The purchase price is subject to customary working capital and other adjustments.  In the transaction, the Company has agreed to retain certain liabilities relating to NAM, including those arising from its ongoing legal proceedings with Valassis Communications, Inc. and Insignia Systems, Inc. The transaction, which is expected to close in the fourth quarter of fiscal 2020, is subject to regulatory approval and customary closing conditions.

A copy of the Company’s press release is attached as Exhibit 99.1 to this Form 8-K and incorporated herein by reference.

Forward-Looking Statements

This document contains forward-looking statements based on current expectations or beliefs, as well as assumptions about future events, and these statements are subject to factors and uncertainties that could cause actual results to differ materially from those described in the forward-looking statements. The words “expect,” “estimate,” “anticipate,” “predict,” “believe,” “potential” and similar expressions and variations thereof are intended to identify forward-looking statements. These statements appear in a number of places in this document and include statements with respect to, among other things, the expected timing for the completion of, and the potential benefits from, the sale of the Company’s News America Marketing business. Readers are cautioned that any forward-looking statements are not guarantees of future performance and involve risks and uncertainties. Many factors, such as the risks and uncertainties related to the parties’ efforts to comply with and satisfy applicable regulatory approvals and closing conditions relating to the sale, as well as continued uncertainty caused by the new coronavirus pandemic, could cause actual results to differ materially from those described in these forward-looking statements. The forward-looking statements in this document speak only as of this date and the parties undertake no obligation (and expressly disclaim any obligation) to publicly update or revise any forward-looking statements, whether as a result of new information, future events or otherwise, except as required by law.

News America Marketing Financial Information
For the six months ended December 31, 2019, News America Marketing’s net loss and EBITDA (as defined below) were $201 million and $19 million, respectively, including certain legal costs.

EBITDA is defined as revenues less operating expenses and selling, general and administrative expenses. EBITDA does not include: Depreciation and amortization, impairment and restructuring charges, equity earnings of affiliates, interest, net, other, net, and income tax benefit (expense). EBITDA is a non-GAAP measure and should be considered in addition to, not as a substitute for, net income (loss), cash flow and other measures of financial performance reported in accordance with GAAP.  Management believes that EBITDA is an appropriate measure for evaluating the operating performance of the Company’s News America Marketing business because it provides useful information regarding the business’s operations and other factors that affect its reported results and provides management, investors and equity analysts with a measure to analyze operating performance of the News America Marketing business and its enterprise value against historical data and competitors’ data, although historical results may not be indicative of future results (as operating performance is highly contingent on many factors, including customer tastes and preferences).

The following table reconciles News America Marketing's net loss to News America Marketing's EBITDA for the six months ended December 31, 2019 (in millions):
For the six months ended December 31, 2019
News America Marketing net loss	(201)
Add:
Income tax benefit	(33)
Other, Net	-
Interest expense, net	-
Equity losses of affiliates	-
Impairment and restructuring charges	246
Depreciation and amortization	7
News America Marketing EBITDA	$19
Item 9.01	Financial Statements and Exhibits.
(d) Exhibits.

Exhibit No.	Description
99.1	Press release issued by News Corporation, dated March 31, 2020, announcing a definitive agreement to sell the Company’s News America Marketing business.

104	Cover Page Interactive Data File (embedded within the Inline XBRL document).

SIGNATURES
Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

NEWS CORPORATION (REGISTRANT)

By:	/s/ Michael L. Bunder
Michael L. Bunder
Senior Vice President, Deputy General Counsel and Corporate Secretary
Dated: March 31, 2020